                                                                       CONFORMED

                      SECURITIES AND EXCHANGE COMMISSION

                           Washington, D.C.   20549


                               ________________


                                   FORM 8-K

                               ________________



                                Current Report
                    Pursuant to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934



Date of Report (Date of earliest event reported):     September 14, 1999       .
                                                 ------------------------------



                          ATLANTIC RICHFIELD COMPANY                           .
-------------------------------------------------------------------------------
            (Exact name of registrant as specified in its charter)



                                   Delaware                                    .
-------------------------------------------------------------------------------
                (State or other jurisdiction of incorporation)



            1-1196                                     23-0371610              .
-------------------------------------------------------------------------------
   (Commission File Number)                          (IRS Employer
                                                  Identification No.)



     333 South Hope Street, Los Angeles, California            90071           .
 ------------------------------------------------------------------------------
   (Address of principal executive offices)                 (Zip Code)



Registrant's telephone number, including area code:  (213) 486-3511            .
                                                   ----------------------------



                                Not Applicable                                 .
-------------------------------------------------------------------------------
         (Former name or former address, if changed since last report)

Item 5.  Other Events.
----------------------

     ARCO El-Djazair Company, a subsidiary of ARCO, has signed an agreement with Elf Hydrocarbures Algerie (ELF), a fully owned subsidiary of Elf Aquitaine, whereby ELF will acquire 40% of ARCO's interest in the Production Sharing Contract covering the Rhourde El Baguel Field in Algeria. As a result of this transaction, ARCO will record an after-tax charge of $180 million as a special item in the third quarter. The press release is attached as Exhibit 99.

                                   SIGNATURE
                                   ---------


     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                              ATLANTIC RICHFIELD COMPANY


                                /s/ Allan L. Comstock
                              ________________________________
                              Allan L. Comstock
                              Vice President and Controller


Dated:  September 14, 1999

                                 EXHIBIT INDEX


Exhibit No.                       Description
-----------                       -----------


   99 Press Release, dated September 14, 1999, announcing the signing of an agreement whereby ELF will acquire 40% of ARCO's interest in the Rhourde El Baguel Field in Algeria